UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2019

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices)

(502) 778-4421
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2019, Graham A. Purdy was appointed as the Chief Operating Officer of the Company. In his new role as Chief Operating Officer, Mr. Purdy will oversee the day-to-day operations of the business.  Mr. Purdy, age 47, has been serving the Company in various leadership positions since 2004.  Mr. Purdy has served as President of the Company’s Nu-X Ventures new product development division since January 2019, having previously been appointed President of the Company’s New Ventures Division in December 2017.  As President of the New Ventures Division, Mr. Purdy led the VaporBeast and Vapor Shark organizations, as well as sought additional expansion opportunities for the Company.  Before his appointment as President of the New Ventures Division, Mr. Purdy served the Company as Senior Vice President of Sales since April 2015 and Vice President of Sales since December 2005, where he was responsible for leading, motivating and setting strategy for the sales organization.  Before joining the Company, Mr. Purdy spent 7 years at Philip Morris, USA, where he served in various sales and sales management positions.

There are no arrangements or understandings between Mr. Purdy and any other persons pursuant to which he was selected as Chief Operating Officer. There are also no family relationships between Mr. Purdy and any director or executive officer of the Company. Mr. Purdy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Dated: November 19, 2019	By:	/s/ James Dobbins
James Dobbins
Senior Vice President, General Counsel and Secretary